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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) April 27, 2005

                                  PULITZER INC.
               (Exact name of registrant as specified in charter)

DELAWARE                            1-14541                  43-1819711
(State or other jurisdiction        (Commission              (IRS Employer
of incorporation)                   File Number)             Identification No.)


900 NORTH TUCKER BOULEVARD, ST. LOUIS, MISSOURI                    63101
  (Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (314) 340-8000

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 8.01 OTHER EVENTS

         In Item 1. "Business" of its Annual Report on Form 10-K, for the fiscal year ended December 26, 2004, Pulitzer Inc. (the "Company") discussed certain shareholder litigation pending in The Court of Chancery of the State of Delaware in New Castle County captioned In Re Pulitzer Inc. Shareholder Litigation, Civil Action No. 1063-N (the "Consolidated Action"). On April 27, 2005, plaintiffs in the Consolidated Action filed a consolidated and amended class action complaint (the "Amended Complaint"). The Amended Complaint asserts, among other things, that:

         o The defendants have breached their fiduciary and other common law duties in connection with the Agreement and Plan of Merger (the "Merger Agreement") dated as of January 29, 2005 among the Company, Lee Enterprises, Incorporated ("Lee") and LP Acquisition Corp. (the "Purchaser"), which provides for the Purchaser to be merged with and into the Company, with the Company as the surviving corporation (the "Merger").

         o The defendants have failed to maximize shareholder value by, among other things, benefiting themselves at the expense of the Company's public shareholders.

         o Defendants have disseminated to the Company's public shareholders incomplete, inaccurate and/or misleading information concerning the Merger and matters relevant to an informed decision on their investment in the Company, in that the disclosure is materially incomplete or misleading with respect to, among other things, the following: "(a) the background of the Merger; (b) the compensation and/or other benefits that certain officers and directors of [the Company] will receive in connection with the Merger; (c) the advisors retained by the Company in connection with the Merger and the fees paid by [the Company] to those advisors; and (d) the analyses performed by Goldman Sachs."


         Plaintiffs reassert their prayer for a preliminary and permanent injunction against the Merger, as well as monetary damages.

         The Company believes the allegations in the Amended Complaint are without merit and expects the Merger will close by the end of the second calendar quarter of 2005.

         The foregoing description of the Amended Complaint is qualified in its entirety by reference to the full text of the Amended Complaint, which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

NOTE:

This report contains forward-looking statements based on current management expectations. Numerous factors may cause events to differ materially from those anticipated in the forward-looking statements including regulatory and other factors. Many of the factors that will determine those events are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual events may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management's view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

 ADDITIONAL INFORMATION AND WHERE TO FIND IT

         The proposed Lee Merger transaction is being submitted to the stockholders of Pulitzer Inc. for their consideration, and Pulitzer Inc. has filed with the SEC a preliminary proxy statement (and will file a definitive proxy statement) to be used to solicit the stockholders' approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction. STOCKHOLDERS OF PULITZER INC. ARE URGED TO READ THE DEFINITIVE PROXY

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STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS
FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the definitive proxy statement, as well as other filings containing information about Pulitzer Inc., may be obtained at the SEC's Internet site (http://www.sec.gov) when they become available. Copies of the definitive proxy statement and the SEC filings that will be incorporated by reference in the definitive proxy statement can also be obtained, when available, without charge, by directing a request to James V. Maloney, Secretary, Pulitzer Inc., 900 North Tucker Boulevard, St. Louis, Missouri 63101.

PARTICIPANTS IN THE SOLICITATION

         Pulitzer Inc. and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Pulitzer Inc. in connection with the proposed transaction. Information regarding the directors and executive officers of Pulitzer Inc. is available in Pulitzer's annual report on Form 10-K, which was filed with the SEC on March 17, 2005. Additional information regarding the interests of such potential participants will be included in the definitive proxy statement and the other relevant documents filed with the SEC when they become available.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

         99.1 Consolidated and Amended Class Action Complaint filed on April 27, 2005 in The Court Chancery in the State of Delaware in and for New Castle County, captioned In re Pulitzer Inc. Shareholders Litigation, C.A. No. 1063-N.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         PULITZER INC.


Date: April 27, 2005                     By: /s/ Alan G. Silverglat
                                         ----------------------------
                                         Alan G. Silverglat
                                         Senior Vice President-Finance




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                                  EXHIBIT INDEX


         99.1 Consolidated and Amended Class Action Complaint filed on April 27, 2005 in The Court Chancery in the State of Delaware in and for New Castle County, captioned In re Pulitzer Inc. Shareholders Litigation, C.A. No. 1063-N.